10f-3 Exhibit

      Compliance Detail









Issuer Name + CUSIP
 Goldman Sachs 3.20% Notes due 2023  - 38141GWT7



Trade Date
18-Jan-18



List of Underwriters
Sole Manager:




Goldman, Sachs & Co









Co-Managers:




ANZ Securities




BB&T Capital Markets




BBVA Securities




BMO Capital Markets




BNY Mellon Capital Markets, LLC




Capital One Securities




Commonwealth Bank of Australia




Fifth Third Securities




FTN Financial Securities Corp.




Huntington Capital Markets




ING




KeyBanc Capital Markets




Lloyds Securities




Mizuho Securities




Natixis




PNC Capital Markets LLC




RBC Capital Markets




Regions Securities LLC




Santander




Scotiabank




SMBC Nikko




Standard Chartered Bank




SunTrust Robinson Humphrey




TD Securities




UniCredit Capital Markets




US Bancorp




Westpac Capital Markets, LLC




CastleOak Securities, L.P.




Loop Capital Markets




Ramirez & Co., Inc.




The Williams Capital Group, L.P.




Was the security: 33 Act Registration, Eligible Municipal Security, Eligible Government Offering, Foreign Offering, or Eligible 144A
Offering
Yes - Eligible 144A Offering




Was security offered under a firm commitment underwriting
(Must be 'YES')
Yes




Is an affiliated b/d a Sr. Manager or Co-Manager?
Yes



If yes, did the affiliate benefit directly or indirectly (Must be NO)
No




Name of Affiliate:
Natixis Securities Americas LLC.








Underwriter (s) or Dealer(s) from Whom Purchased (Non-affiliates):
Goldman Sachs








Sector or Industry:
Sector: Financials







Date of First Offering:
1/23/2018




Ratings:
S&P: BBB+, Fitch: A, Moodys: A3




Maturity Date:
23-Feb-23




Coupon:
3.20%




Unit Price:
99.951% of the principal amount




Gross Underwriting Spread
$6,125,000




Gross Spread as a % of Price:
0.350% of the principal amount




Yield:
3.251 as of 03/12/18




Yield to Maturity
3.551 as of 03/12/18




Principal Amount of Offering:
$ $1,750,000,000




Subordination Features:
None




Years of Continued Operation:
25+




The adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.




The adviser attests that the Total Percentage Purchased by adviser including all funds and private advisory accounts over which adviser has investment discretion did not exceed 25%.
[If an eligible 144A offering, must be less than 25% of the 144A offering plus any concurrent public offering]
PLEASE INDICATE PERCENTAGE










0.40%










LIST EACH PARTICIPATING FUND
Percent of Offering
Dollar Value of Offering





Purchased by Fund
Purchased by Fund




Oakmark Equity & Income Fund
0.40%
$6,996,570.00









Total Purchased for Oakmark Funds which Harris Associates L.P. manages
0.40%
$6,996,570.00









Total Percent Purchased by all Funds and private advisory accounts over which Harris Associates L.P. has investment discretion.
0.40%
$6,996,570.00